UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): July 10, 2018 (July 3, 2018)

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road

Roseville, Minnesota 55113

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

600 County Road D West, Suite 8

New Brighton, MN 55112

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2018, the Board of Directors (the “Board”) of Calyxt, Inc. (the “Company”) elected Dr. Yves Joseph Ribeill, Ph.D., to serve as a member of the Company’s Board of Directors, effective immediately. In addition, Dr. Ribeill was appointed to the Audit Committee of the Board.

The Board has determined that Dr. Ribeill is an independent director under applicable listing standards and the Company’s governance principles, and that he has the attributes of an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K.

Dr. Ribeill, 58, has served since August 2017 as the Chief Executive Officer of COREzonada, Inc., which is a private biotechnology company working on microbiome re-engineering. Dr. Ribeill was also a founder of Scynexis, Inc (Nasdaq: SCYX), served as its President from November 1999 until July 2015 and served as its Chief Executive Officer from November 1999 until April 2015. Before his work with Scynexis, Dr. Ribeill served in various positions during the 25 years of his international career with Rhone-Poulenc, Aventis including Discovery Chemistry Group leader for Anti-Viral Research and later in the Central Nervous System Group in France. He served as Group Leader in the Cardiovascular Group in England. Upon his return to France, Dr. Ribeill served as Director of Chemistry for the Anti-Infective Group. He was involved in all phases of the drug discovery and development effort that resulted in the FDA approval of multiple drugs. He served as a Director of Scynexis, Inc. from November 1999 to March 16, 2016 and has been a director of various other biotechnology companies in Europe and the United States. He is the author of more than 26 publications and 15 patents. He was a member of the Scientific Advisory Committee of the World Health Organization and of the Medicine Malaria Venture in Geneva. Dr. Ribeill has a Ph.D. in Chemistry from the University of Montpellier (France).

Dr. Ribeill has been provided an indemnification agreement and will receive compensation in accordance with the Company’s standard arrangements for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2018

CALYXT, INC

By:	/s/ Federico Tripodi
Name:	Federico Tripodi
Title:	Chief Executive Officer